Exhibit 7

Westpac Banking Corporation ABN 33 007 457 141
Group Secretariat
Level 25, 60 Martin Place
GPO Box 1
SYDNEY NSW 2000
Telephone: (61 2) 9216 0390
Facsimile: (61 2) 9226 1888

31 March 2003

Companies Announcements Platform

Australian Stock Exchange Limited

20 Bridge Street

SYDNEY    NSW    2000

Dear Sir/Madam

WESTPAC BANKING CORPORATION	-	PAID UP CAPITAL
	-	QUOTED CAPITAL

A total of 206,162 new fully paid shares were allotted today following the exercise of options pursuant to Westpac’s Senior Officers’ Share Purchase Scheme (SOSPS) and the General Management Share Option Plan (GMSOP).  The exercise price for these options was in the range $9.53 - $14.70 (20,000 @ $9.56; 87,000 @ $9.53; 37,600 @ $10.70; 61,562 @ $14.70).

Paid-up Capital

Previously:	1,768,625,683 ordinary shares each fully paid.

Now:	1,768,831,845 (increase of 206,162) ordinary shares each fully paid.

Quoted Capital

Quoted capital is 1,768,208,845 (increase of 186,162) fully paid ordinary shares.

Since the record date of 27 November 2002, 623,000 fully paid ordinary shares (increase of 20,000) have been allotted upon exercise of options.  These shares are ex-dividend until following next record date in June 2003 and listing will be sought shortly after that date.

Yours faithfully

Michelle Marchhart

Head of Group Secretariat

Westpac Banking Corporation ABN 33 007 457 141
Group Secretariat
Level 25, 60 Martin Place
GPO Box 1
SYDNEY NSW 2000
Telephone: (61 2) 9216 0390
Facsimile: (61 2) 9226 1888

7 April 2003

Companies Announcements Platform

Australian Stock Exchange Limited

20 Bridge Street

SYDNEY    NSW    2000

Dear Sir/Madam

WESTPAC BANKING CORPORATION	-	PAID UP CAPITAL
	-	QUOTED CAPITAL

A total of 347,000 new fully paid shares were allotted on 3 and 4 April 2003 following the exercise of options pursuant to Westpac’s Senior Officers’ Share Purchase Scheme (SOSPS) and the General Management Share Option Plan (GMSOP).  The exercise price for these options was in the range $9.53 - $9.56 (40,000 @ $9.53 and 307,000 @ $9.56).

Paid-up Capital

Previously:	1,768,831,845 ordinary shares each fully paid.

Now:	1,769,178,845 (increase of 347,000) ordinary shares each fully paid.

Quoted Capital

Quoted capital is 1,768,515,845 (increase of 307,000) fully paid ordinary shares.

Since the record date of 27 November 2002, 663,000 fully paid ordinary shares (increase of 40,000) have been allotted upon exercise of options.  These shares are ex-dividend until following next record date in June 2003 and listing will be sought shortly after that date.

Yours faithfully

Michelle Marchhart

Head of Group Secretariat